EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 216 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated November 1, 2013 which was filed as Exhibit (i) to Post-Effective Amendment No. 213.

/s/ David D. Barr
David D. Barr, Esq.

January 27, 2014

Boston, Massachusetts